PROSPECTUS

       FORWARD ELECTRONICS CORPORATION (Utah Corp., Incorp. Nov. 30, 1983)

                 1680 EAST 787 SOUTH, PLEASANT GROVE, UTAH 84062

                COMMON CAPITAL SHARES (Par Value $.001 Per Share)

     FORWARD ELECTRONICS CORPORATION, the "Company," was formed to engage principally in all sorts of manufacturing related to consumer and other electronic items and to deal in and with property of all kinds necessary to, expedient to or desirable for such manufacturing.

     THE COMPANY HAS DESIGNED A PRODUCT, THE PEAK WATT INDICATOR, AND HAS A PROTOTYPE AND PLANS FOR SETTING UP A MANUFACTURING SITE. (See "MANAGEMENT" page
8) THERE IS NO ASSURANCE THE COMPANY WILL HAVE SUCCESS IN ITS BUSINESS. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK, IS SPECULATIVE AND INVESTORS SHOULD STUDY THE RISKS AS SHOWN HEREIN (SEE "RISK FACTORS" page 3)

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 3 (a) (11) OF THE SECURITIES ACT OF 1933, AS AMENDED, AS AN ISSUE OFFERED AND SOLD ONLY TO BONA FIDE RESIDENTS WITHIN A SINGLE STATE BY A FIRM ORGANIZED AND DOING BUSINESS WITHIN SUCH STATE. (See "Rule 147" page 5) THESE SECURITIES HAVE BEEN REGISTERED WITH THE UTAH SECURITIES DIVISION PURSUANT TO U.C.A. 61-1-10. SUCH REGISTRATION IN NO SENSE INDICATED RECOMMENDATION OR ENDORSEMENT BY THE DIVISION OF ANY SECURITY, INDIVIDUAL, FIRM OR CORPORATION.
-------------------------------------------------------------------------------

                       Offered Exclusively to Residents of Utah for cash only
                             Public Offering2,500,000 shares
                             Offering Prince    $.01 Per Share
-------------------------------------------------------------------------------

                             Offering to           Sales             Proceeds to
                             Public (1)         Commissions (2)      Company (3)
--------------------------------------------------------------------------------

Per share                    $      .01             $     -0-       $       .01
Total Minimum Offering (4)             9,000              -0-          9,000
        (900,000 Shares)
Total Maximum Offering               25,000               -0-         25,000
        2,500,000 Shares)

See Footnotes page 2
--------------------------------------------------------------------------------

     Prior to this offering, there has been no public market for Common Stock of the Company; there is no assurance that one will develop.
--------------------------------------------------------------------------------

Issuer                              Transfer Agent        Sales Agent

FORWARD ELECTRONICS CORP            THE ISSUER      Mark V. Pay    785-9327
1680 EAST 787 SOUTH                                 Kent Gilson    785-1002/6496
PLEASANT GROVE, UT 84062                            Jim Lawrence   373-5820
-------------------------------------------------------------------------------
The Escrow Agent is Utah Bank & Trust,778 South Main, Salt Lake City, Utah 84101

This Prospectus is dated FEBRUARY 9, 1984





                                F O O T N O T E S

     1. The offering price has been arbitrarily established by the Company and has no relationship to earnings, book value, assets or any other recognized criteria of value.

     2. The shares will be offered on a best-efforts basis and will be sold by the Officers and Directors of the Company. No commission will be paid. There is no assurance that any or all of the shares will be sold. The offering will terminate one year after the effective date.

     3. This amount is before deductions for legal and accounting fees, printing and other offering expenses, which expenses will not exceed $2,750. The expenses also include filing fees with the Utah Securities Division.

     4. The Company must sell a minimum of 900,000 shares, or $9,000 worth of stock, in order to meet escrow requirements. If this amount is not obtained by one year from the date of this prospectus, all monies will be refunded, without deductions or interest, to prospective investors. (See "Underwriting" page 9, and "Sales Provisions and Escrow Requirements" page 11)

     OFFICERS, DIRECTORS, 10% SHAREHOLDERS AND OTHER INSIDERS MAY PARTICIPATE IN THIS OFFERING. (See "Risk Factors," page 5, par. 16)

     NO SALESMAN, DEALER, UNDERWRITER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OR CIRCULAR IN CONNECTION WITH THE DISTRIBUTION OF SECURITIES TO WHICH THIS PROSPECTUS RELATES EXCEPT AS STATED IN THIS PROSPECTUS. PRACTICES TO THE CONTRARY ARE A CRIMINAL OFFENSE. REPRESENTATIONS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO OR FROM ANY NON-RESIDENT OF UTAH. THESE SECURITIES ARE OFFERED AND SOLD ONLY TO RESIDENTS OF UTAH. IF ANY SALE IS MADE TO ANY NON-RESIDENT OF UTAH, THE COMPANY RESERVES THE RIGHT TO RESCIND SUCH SALE(S). OTHERWISE A CONTINGENT LIABILITY MAY BE CREATED.

     THE SHARES OFFERED HEREBY ARE OFFERED FOR CASH ONLY, SUBJECT TO PRIOR SALE AND WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT PRIOR NOTICE. REGISTRATION OF THESE SECURITIES EXISTS FOR ON YEAR IN UTAH. THEREAFTER NONISSUER TRADING TRANSACTIONS REQUIRE AN EFFECTIVE REGISTRATION OR THE AVAILABILITY OF AN APPROPRIATE EXEMPTION, SUCH AS LISTING ON A RESPONSIBLE STOCK EXCHANGE RECOGNIZED BY THE UTAH SECURITIES DIVISION.

     MATERIAL CHANGES IN THE COMPANY'S AFFAIRS WILL BE DISCLOSED AND APPENDED TO THIS PROSPECTUS AND PROVIDED TO ALL SUBSCRIBERS AND TO THE UTAH SECURITIES DIVISION. QUARTERLY REPORTS, AS REQUIRED BY THE UTAH SECURITIES DIVISION WILL ALSO BE APPENDED TO THIS PROSPECTUS.


                                          TABLE OF CONTENTS
                                                                       Begins at
                                                                          Page
        The Company                                                         3
        Risk Factors                                                        3
        Dilution                                                            6
        Estimated Use of Proceeds                                           7
        Proposed Corporate Objectives and Product Description               8
        Capitalization                                                      8
        Management Resumes                                                  8
        Underwriting                                                        9
        Present Shareholders                                               10
        Common Stock                                                       10
        Sales Provisions, Escrow Requirements                              11
        Accounting Matters                                                 11
        Legal and Related Matters                                          12
        Additional Information                                             12
        General Shareholder Information                                    12
        Financial Statements                                               13
        Subscription Agreement                                             16

                               T H E C O M P A N Y

     The Company was incorporated under the laws of the State of Utah on November 30, 1983. Paul V. Pay and Dorothy Pay, incorporators are parents of the President. They hold no interest in the company and were incorporators only to hasten the incorporation process. They will not participate in any way in the Company affairs. The third incorporator, James D. Lawrence, is an officer and director of the Company. Since its inception the Company has worked on developing a prototype with the intention of attempting to market the same. At present the prototype is complete but no marketing has yet been attempted. The Company has no offices or other facilities yet. At the time of printing this prospectus, the Company was attempting to set up marketing and manufacturing arrangements. The Company will be depending on the funds raised in this offering to effect its marketing and manufacturing efforts. The Company has no patent rights and does not intend to seek such.

                              R I S K F A C T O R S

     Besides risks set forth elsewhere herein, investors should carefully consider the following risks:

     1. OPERATING HISTORY. This Company has no operating history. None of the principals has ever run a public company prior to this attempt. It must be remembered that all business decisions will rest within the discretion of the Board of Directors of the Company, hereinafter called the "Board." Only those willing to entrust all such decisions to the Board should purchase shares offered by this Prospectus. (See "Proposed Corporate Objectives and Product Description" page 8)

     2. MANAGEMENT. Management will devote only as much time as they deem appropriate based upon their other employment commitments. As needed, the Company attorney will complete contracts with key employees and aid in setting up dealers/distributors as well as counseling with the Board. Appropriate compensation at a normal fee rate will be paid for legal services.


     3. MANUFACTURING ACTIVITIES. As stated, none of management has run a public company prior to this attempt. None of the principals has run a manufacturing concern prior to this attempt. Since all business decisions of the Company will be made by the Board, only those willing to entrust all decisions to the Board should purchase shares of the Company. There can be no assurance that the venture will be profitable. There can be no assurance that the venture will be profitable. Investors should also remember that if the minimum amount is raised, the Company may be dependent upon obtaining orders to finance the setting up of manufacturing activities. This could severely hamper efforts toward a successful business. (See "Competition" this page)

     4. OFFERING PRICE. The price of the shares has been arbitrarily set and bears no relationship to book value or any other established basis of a Company. The book value of shares, even assuming all shares are sold, will be less than the price paid by public shareholders, creating an immediate dilution to public investors in the book value per share as opposed to the per share price of shares offered by this offering. (See "Dilution" page 5)

     5. COMPETITION. Due to the competitive nature of our economy, the Company will be competing with other larger and stronger business entities. There are many other larger and stronger companies engaged in the manufacture of electronic items. The speculative nature of any new business will not allow management to give assurance that a profit will be made. All businesses and especially new businesses are vulnerable to the many forces of competition, many forces of competition, many of which are beyond the control of management and any one or combination of which forces can cause business failure. (See "Proposed Corporate Objectives and Product Description" page 8)

     6. RESTRICTED TRADING OF SHARES. The shares acquired pursuant to this offering are limited to trading solely within the State of Utah for a period of at least nine (9) months following the closing of this offering. ONLY bona fide residents of Utah may be beneficial owners of these shares during this nine month period.

     7. CONFLICTS OF INTEREST. Officers and directors of the Company are involved with other employment which may be competing with the Company for time and perhaps business opportunities. (See "Management" page 8) Although each officer and director has an obligation as a fiduciary of the Company to handle the Company's affairs properly, no such person has any obligation to make the Company aware of any investment or business opportunity. Each officer and director has agreed to disclose any conflict of interest as it arises and/or to remove himself from active participation in any area of Company affairs which would tend to create a conflict of interest and result in a possible violation of such fiduciary responsibility to the Company.

     8. INVESTMENT COMPANY ACT. The Company will at all times operate so as to not be an investment company under the Investment Company Act of 1940.

     9. MANUFACTURING PROPERTY. The Company may acquire real properties by lease or purchase for its manufacturing activities, depending on the financial condition at a given time. The Company may set up more than one manufacturing site as the Company's position improves and depending the market for its products.

     10. GOVERNMENTAL REGULATION. This area of manufacturing regulated by State and Federal Law, as are many others. The cost of complying may prove burdensome to a small company such as this one.

     11. NO UNDERWRITING CONTRACT. There is no firm underwriting contract on the part of anyone to purchase all or any part of the shares offered hereby. Consequently, the Company can give no assurance that all or any part of the shares offered hereby will be sold. The escrow arrangements provide that unless 900,000 shares are sold within one year of the effective date hereof, the entire amount of monies collected will be refunded without deductions or interest to investors.

     12. RULE 147 OFFERINGS. Under Rule 147 of the Securities Act of 1933, a Company, at the time the offering is being made, must be and is doing business within a single State only if at least (a) 80% of its income is derived in the State; (b) 80% of its assets are within the State. Furthermore, 80% of the proceeds of the Rule 147 Offering must be used within the State. Investors must hold their stock for a period of at least 9 months after the close of this offering; therefore, an investment in the stock offered hereby can only be liquidated by sale to other Utah residents during such 9 month period. The Rule 147 exemption relied upon will be lost if all the requirements of the Rule are not complied with and a contingent liability could result.

     13. CUMULATIVE VOTING AND PREEMPTIVE RIGHTS. Shareholders have no cumulative voting or peemptive rights. This means that holders of more than one-third (33 1/3% of the outstanding shares eligible to vote can elect all the directors, which directors then appoint officers of the Company. Lack of preemptive rights means that shareholders have no first right of refusal to purchase newly issued shares. Thus, present shareholders and/or investors who purchase stock pursuant to this offering may have their percentage of stock ownership diluted by future stock issuances, offerings or sales of Company stock.

     14. DEPRESSED MARKET. In view of the currently depressed market conditions, the Company may experience difficulty in marketing its product and in obtaining additional financing if needed.

     15. WITHOUT ANY OF THE PRINCIPALS, the Company may not be able to survive; therefore, in the event of death or injury, the Company might have to shut down operations. In such an event, the liklihood is high that investors would lose their investment in the stock purchased pursuant to this Prospectus.

     16. OFFICERS, DIRECTORS, 10% SHAREHOLDERS AND OTHER INSIDERS MAY PARTICIPATE IN THIS OFFERING. The principal risk to public shareholders is that the control gained by insiders may effectively preclude control by the public investors. Another risk to all investors revolves around the amount of stock available for public trading. If insufficient stock is available for trading, the price per share may be adversely affected and brokers may lose interest.

     17. ONE-THIRD of outstanding shares may constitute a quorum under the present articles of incorporation. The current insiders own one-third (33 1/3%) of outstanding stock. This means that unless a majority of all public shares outstanding take an active role in the elections and shareholder meetings, the insiders will assume control of the Company's affairs.

                                          D I L U T I O N

     If this offering is fully sold, all the public investors will own a total of 2,500,000 shares (66.7%) of the Company's stock then issued and outstanding, for which the public investors will have paid $25,000 (approx. 86% of capital invested). The present stockholders will own 1,250,000 shares (33.33%) of the company's stock then issued and outstanding for which they will have paid $4,000 in cash (approx. 14% of capital invested). (See "Management, p. 8, Present Shareholders, page 10, and Common Stock," page 10)

     As of December 1, 1983, the Company had issued 1,250,000 shares of its stock with a book value of approximately $4,000 (average of $0.0032 per share). If this offering is fully sold, the Company's stock will have a total book value of approximately $26,250 or $0.007 per share. Thus, the present shareholders will experience an increase in the book value of their stock of approximately $0.0038, or about 118%. The public investors will suffer a substantial dilution or lessening of the book value of their stock of approximately $0.003 per share or about 30% from the public offering price of $0.01.

     Pursuant to Rule 10.2-1 of the Utah Securities Division, the dilution to public shareholders cannot exceed 33 1/3%; therefore, if more than the minimum is sold but less than all of the shares are sold to the public ($25,000), the present shareholders maybe required to transfer back to the Company sufficient shares or property to insure that the dilution does not exceed 33 1/3%.

     There are enough additional shares of Company stock authorized, but not yet issued, that the Board will have authority to issue a number of shares in excess of those that will be outstanding if all shares offered hereby are sold. The issuance of any such shares to persons other than the public would reduce the amount of control held by the public following this Offering. There are presently no commitments or contracts to issue any additional shares to any other persons; however, due to the limited financing, the Company may need to issue shares for services in order to conserve cash reserves or other assets.

         ILLUSTRATION OF DILUTION IN BOOK VALUE AND PERCENTAGE OWNERSHIP

BOOK VALUE:  ----------------------   offering price of $0.01
               |             |    ($0.003 or 30% decrease)
(if all        |             |
 shares        |             |      ------------------ (book value: $0.007 after
 are sold)     |             |      |              |    public purchases shares)
               |             |      |     $0.007   |
               |             |      |              | ($0.00380 or 118% increase)
               |             |      |              |
               |             |      |              |      ---------price per
               |             |      |              |      |       |share paid by
               |             |      |              |      |       |inside
               |             |      |              |      |       | shareholders
--------------------------------------------------------------------------------

OWNERSHIP:     ---------------------
 (if all shares|             |
      are sold)|             |
               |       public|
               |        owns |
               |       66.7% |      ---------------------
               |             |      |    Insider   | insider shares are
               |             |      |    shares    | owned by the present
               |             |      |     33.33%   | shareholders
-------------------------------------------------------------------------------
                    ILLUSTRATION OF INVESTMENTS BY INSIDERS AND PUBLIC INVESTORS

If the minimum ----------------------
number of shares       public|
is sold and for|       will  |
all shares sold|       have  |
thereafter     |     invested|
               |       86% of|
               |     all cash|
               |     received|
               |       by the|                            investors will have
               |       Compan|      --------------------- invested only 14%
               |             |      |       14%    |      of cash invested
-------------------------------------------------------------------------------

ESTIMATED USE OF PROCEEDS

     These are estimates only and are subject to change. The Company will provide annual reports stating use of proceeds upon request.

                                           MAXIMUM OFFERING     MINIMUM OFFERING
Expenses of Offering                              $ 2,750               2,750
Approximate expenses:
        Utilities, incl. phone                        600                600
        Employees, insider (1)                      2,200                570
        Employees, non-insiders,                    2,000                -0-
Lease of building and offices (3)                   3,000              1,430
Leasehold improvements and Equipment                3,000                -0-
Travel, Promotion, Public Relations                 3,000                800
Product Development incl. inventory                 5,900              1,500
Accounting and Legal (4)                            1,000                800
Unallocated Reserves (2)                          $ 1,550                550
                                    TOTAL         $25,000            $ 9,000

     The foregoing are estimated to be adequate to run the Company for a period of one year inasmuch as management will be devoting only as much time as deemed appropriate in connection with other employment.

-------------------------------------------------------------------------------

                                              N O T E S

     1. Compensation and salaries paid to insiders will be paid only to those who devote all or a substantial portion of their time to the furtherance of the business of the Company. Such compensation shall not exceed an aggregate of 10% of the net proceeds received from this Offering, but may vary considerably from the above-stated amounts depending on how soon a cash flow develops from operations. 2. This amount represents the unallocated amounts available for contingent expenses of the Company's business after listed expenses. 3. Other than the President's residence, the Company currently has no offices or facilities and pays no rent. It is anticipated that suitable offices and facilities will only be obtained after the Company can reasonably support the same. The decision will be made exclusively by the Board.

     4. The Company intends to reserve this amount for accounting and legal. Legal and accounting expenses will probably exceed this reserve. The Utah Securities Division requires the Company to have a 13-month audited financial showing use of offering proceeds.

     That portion of the proceeds or other Company funds not required for immediate expenditures may be deposited in interest- bearing accounts or invested in government notes or treasury bills or into other investments deemed appropriate by the Board.

PROPOSED CORPORATE OBJECTIVES AND PRODUCT DESCRIPTION

     The proposed objectives of the corporation are to develop consumer electronic products. One such product is the peak watt indicator. At present the Company is not aware of any such product on the market. This product will indicate how many watts are being fed into speakers, amps, etc. The Company believes that persons with stereo systems (cars, homes, boats, offices, etc.) would be interested in buying such an item. The cost will probably be under $100. However, management may be incorrect in this assumption or another company may market a similar product sooner or more effectively than this Company could with its limited financing. In addition, the Company intends to seek to develop other products as finances permit so as to afford a broader range of opportunities, including possible joint venture of further developments, acquisition of patents and other rights and interests and properties. In general, the Company intends to base its operations as broadly as possible so as to minimize the risks of failure; subject , however, to first establishing a profitable operation of the present Company purposes. Although present management feels proceeds from the sale of at least the minimum amount of stock will be sufficient to put the Company into operation, there is no guaranty that Company objectives can be met or that such capital will be sufficient to meet the objectives of the Company.

                                     C A P I T A L I Z A T I O N

     The capitalization of the Company as of the date of this Prospectus and as adjusted to reflect the issuance by the Company of this minimum and maximum number of shares under this Offering is:

TITLE OF CLASS                          PRESENT               TO BE OUTSTANDING
                                    OUTSTANDING           MINIMUM       MAXIMUM

Common stock, $.001 value;          1,250,000            1,350,000     3,750,000
authorized:        50,000,000 shares

                                         M A N A G E M E N T

The directors and officers of the Company are:

Mark V. Pay                  President and Director
                             1680 E. 787 So., Pl. Grove, UT 84062

Kent Gilson                         Vice President/Treasurer and Director
                                    895 N. 200 W., Pl. Grove, UT 84062

James D. Lawrence, Jr.              Secretary and Director
                                    631 W. 1975 N., Provo, UT 84062

                       M A N A G E M E N T            R E S U M E S

     Mark V. Pay, age 20, President and Director, graduated from North Sanpete High School, Mount Pleasant, Utah, ikn May 1981. From June 1981 to December 1981 he worked at Shugart Associates, Sunnyvale, California, where he was trained to be an assembler of the 801 disk drive; he also worked as a lead man on the assembly line. From December 1981 to June 1982 he was under contract with IBM, San Jose, California, where he worked as an engineer's assistant; he also worked in quality control where he tested various products produced by IBM. From June 1982 to November 1982 he worked for AMLYN of San Jose, California, where he learned assembly of their electronic product; he also worked in their quality control, where he checked material, structure and function. From 1983 to the present he has worked for both Golden West Computers, Inc., Provo, Utah, as where he has worked as a salesman and salesman trainer.

     Kent Gilson, age 18, Vice President over product development, Treasurer and Director, will graduate from high school in May 1984. He began studying computers at age 12. In high school he has emphasized mathematics, business, physics and similar classes. He has worked with or on various systems including the IBM 360, IBM PC, DEC 10, Apple, Commodore, IMSI 8080, HP 3000 and 9000. He feels competent or fluent in various languages including C-basic, M-basic, Fortran, Pascal, Cobol, 6502, 1802, Z-80, 6800, 68000, Forth, Pilot, Z-8000,
8088, 8086, 8089, and 1804.  Operating  systems include CP/M 1.0-2.2,  DEC 7.01,
IBM 360, Commodore DOS. He is also familiar with digital logic and various aspects of electronics. In December 1982 and January 1983, he contracted to do and successfully completed a payroll package and other programming. He has also designed a Z-80 based computer and digital synthesizer.

     James D. Lawrence, Jr. age 29, Vice President over Marketing, Secretary and Director, graduated in 1981 from Union College, Cranford, New Jersey, with an associate degree in Business Management. In August 1984 he will receive he bachelor degree in Administrative Management from Brigham Young University, Provo, Utah. His work experiences have centered mainly in sales where he has worked as a salesman, assistant manager and manager for various companies described below. From May 1972 to February 1976 he worked at Eastman's Camera Shop, Summit, New Jersey. From March 1976 to November 1978 he worked at Art's Camera Shop, Summit, New Jersey. From December 1978 to December 1979 he worked at Root's Clothier, Summit, New Jersey. From January 1980 to December 1980 he was self-employed as a carpenter. From January 1981 to February 1982 he worked at Maplewood Camera Shop, Maplewood, New Jersey. From 1982 to the present he has been studying at Brigham Young University. Also during that time (August 1983 to November 1983) he has worked at Radio Shack, University Mall, Orem, Utah.















                             U N D E R W R I T I N G

     The Officer and Directors of Company will sell up to 2,500,000 shares at $0.01 per share. The first 900,000 shares will be offered on an all-or-none basis. If this many shares are not sold by one year from the date of this Prospectus so that requirements of escrow can be met, all monies will be promptly refunded upon order of the Utah Securities Division, without deductions or interest. All proceeds from the sale of the first 900,000 shares will be promptly transmitted to an escrow account with Utah Bank & Trust, 778 South Main, Salt Lake City, Utah. After 900,000 shares have been sold, the funds will be released to the Company upon order of the Utah Securities Division and the offering will continue on a best-efforts basis and without any escrow or refund provision until all 2,500,000 shares offered are sold or until on year after the date of this Prospectus, whichever occurs first.

                      P R E S E N T     S H A R E H O L D E R S

     Present   shareholders  may  purchase  stock  in  this  offering.   Present
shareholders and consideration paid for stock are:
--------------------------------------------------------------------------------
                                                                     Percentages
                             Number         Consideration        Total          Total if
        Shareholders         of Shares           Paid In         Percent        Max. sold
----------------------------------------------------------------------------------------------

        Mark V. Pay          384,000          the product+       30.72          10.24
        Kent Gilson          383,000        $ 4,000              30.64          10.21
        James D. Lawrence, Jr383,000          Promotion*         30.64          10.21
        L. Douglas Monson    100,000              Legal^          8.00           2.67
                             ----------     ------------------   -------        -------
                                  1,250,000 $ 4,000.00          100.00          33.33

                      N O T E S   T O   P R E S E N T   S H A R E H O L D E R S

     +Mark V. Pay originally developed a model of the peak watt indicator for his own private use and then began development with Kent Gilson of a possible manufacturing prototype.

     *James D. Lawrence, Jr. received stock as an incentive to sit on the Board of Directors and to act as an officer of the Company.

     ^L. Douglas Monson, counsel to the Company, received stock as payment in consideration of his reducing normal legal fee with respect only to the legal work done in effecting this offering.

                                        C O M M O N   S T O C K

     The presently outstanding shares were issued on December 1, 1983. These shares are subject to restrictions on trading and generally must be held at least two years. These shares may be traded or sold pursuant to Rule 144 or other exemption or registration. The Company's authorized stock consists of 50,000,000 shares of $.001 par value. Shareholders have one vote per share with respect to all matters considered at meetings of shareholders, including the election of directors. This means that under the present articles of incorporation, one-third of the outstanding shares can elect the Board of Directors or determine action to be taken pursuant to shareholder approval or vote, unless such action requires more than a majority of a quorum of one-third under Utah Law. Stockholders are entitled to dividends if lawfully declared and to participate prorata in other lawful distributions. The shares have no preemptive rights, no cumulative voting rights, are not subject to redemption and upon issuance are fully paid and non-assessable. The Company will, upon request, furnish shareholders with annual reports containing audited financial statements and may issue other unaudited reports if the Board deems it advisable.

     The Company has paid no dividends, but does intend to pay dividends as soon as the profit of the Company is sufficiently strong to warrant dividends; however, this lies within the Board's discretion.



  S A L E S  P R O V I S I O N S   A N D   E S C R O W   R E Q U I R E M E N T S

     Insiders including officers and directors may participate in the public offering at the price of the Offering. (See "Risk Factors," par. 16 of page 5) Such shares and purchase(s) are governed by the applicable rules and regulations of the Utah Securities Division.

     Unless the Company sells sufficient stock to raise $9,000, the Company will receive no proceeds. Until that sum is reached, all proceeds from the Offering will be deposited into escrow with Utah Bank & Trust, 778 South Main, Salt Lake City, Utah 84101. After the minimum amount of stock has been sold and the minimum proceeds deposited into escrow and clearance received from the Utah Securities Division, the Company will receive the aforesaid sum and such other amount over said sum as is then on deposit in the escrow account. If the minimum is not sold or received within twelve months of the date of this Prospectus, this Offering will terminate. In the event of such termination, the escrow agent will refund to each purchaser the total amount paid without deductions of any kind and without interest and any costs will be borne by the Company.

     Purchasers will be required to execute the attached Subscription Agreement, affirming Utah residency and agreeing to certain other provisions. Shares purchased hereunder must not be sold, transferred or assigned for value to any non-resident of Utah for at least nine months after the date upon which this Offering closes.

     For purposes of this Offering, a natural person is a Utah resident if he regards Utah as his residence and his principal residence is in Utah. A corporation, partnership or other legal entity must have its principal office within Utah. A corporation, partnership or legal entity formed for the purpose of acquiring stock of this Offering must have all its beneficial owners as residents of Utah.

     An appropriate legend noting ownership and transfer restrictions will be placed on all certificates of the Company. Restrictions will be placed in the Company's transfer books and in the books of the Company's Transfer Agent. All transferees will have similar legends placed on their share certificates.

                                  A C C O U N T I N G   M A T T E R S

     The Certified Public Accountant for the Company is Timothy, Smith & Associates, 140 West 800 North, Orem, Utah 84057, who have prepared the financial statements included in this Prospectus.


                             L E G A L  A N D  R E L A T E D  M A T T E R S

     Opinion of Counsel as required by the Utah Uniform Securities Act is on file with the Utah Securities Division. Such opinion was rendered by L. Douglas Monson, 60 North 300 West, Provo, Utah 84601. Mr. Monson is a shareholder. He is, therefore, not totally independent counsel. It is the opinion of Counsel that the securities offered pursuant to this Prospectus, when sold, will be legally issued, fully paid and nonassessable.

     Written consents, if required, for the use of names, reports or opinions, have been filed with the Utah Securities Division. Use of other names or references in this Prospectus is implied or given by virtue of documents or agreements on file with such Division.

     Directors and officers of the Company certify that to the best of their knowledge: (1) neither the Company nor any of its officers and directors are parties to any legal proceedings or litigation; (2) no such litigation is threatened or contemplated; (3) none of the officers or directors has been convicted of a felony and none has been convicted of any criminal offense, felony or misdemeanor, relating to securities or performance in corporate office; and (4) non investigations of such felonies, malfeasance in office or securities investigations are either pending or threatened at the present.

                              A D D I T I O N A L   I N F O R M A T I O N

     The Company has filed a Registration Statement with the Utah Securities Division, 160 East 300 South (Heber Wells Building), Salt Lake City, Utah 84110. A copy of the Registration Statement is also available for inspection at the Company's offices. Statements made in this Registration Statement are qualified by actual reference to the exhibit for a complete statement of its contents.

              G E N E R A L   S H A R E H O L D E R   I N F O R M A T I O N

The Company's fiscal year ends on March 31 each year.

     The Utah Securities Division, market maker, shareholders and subscribers will be notified of material changes in the management, purpose and control of the Company or of any adverse or material conditions affecting the Company.

     The directors of the Company have certain liabilities by virtue of the Utah Business Corporation Act, Title 16 Chapter 10. Subscribers should consult the Business Corporation Act if further information is desired with respect to responsibilities of officers and directors. The Utah Business Corporation Act, Title 16-10-47 requires the Company to make books and records of the Company available at its registered office or transfer agent to any shareholder of record upon written request. Shareholders may, upon written request, either in person or through their attorney or agent, examine the books and records of the Company. The request shall state the purpose and shall be related to the person's interest as a shareholder. Examination may be made during reasonable business hours. The most recent financial statement shall be mailed to a shareholder upon written request.